Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES and Energy Capital Partners Form Joint Venture to Provide Equity for $350 Million Activated Carbon Production Facility

LITTLETON, CO – October 1, 2008 – ADA-ES, Inc. (NASDAQ: ADES) announced today the formation of Crowfoot Development, LLC (Crowfoot), a joint venture with Energy Capital Partners (ECP), focused on the production of activated carbon (AC) for the mercury emissions control market for coal-fired power plants. Previously, ADA-ES announced the commencement of construction of the largest AC production facility in the United States, which Crowfoot is constructing in northwest Louisiana through its wholly-owned subsidiary Red River Environmental Products, LLC. The first production line of this facility will be capable of producing 125 to 175 million pounds of AC per year and is expected to come on-line in 2010. In addition, the air permit for the facility allows for a second production line, which, if constructed, would be capable of producing up to an additional 175 million pounds of AC per year. Crowfoot has plans to develop and construct this second production line and additional facilities in the future.

The total capital cost for the first production line has been estimated at $350 million. Pursuant to the joint venture agreement, ADA-ES and ECP will provide, subject to certain conditions, the equity capital required to construct the first production line. The first production line is being built under an engineering, procurement and construction contract with BE&K Construction Company. Two major power generators have signed long-term contracts to purchase AC from the facility to reduce mercury emissions at their coal-fired plants.

In addition, ECP has entered into a securities purchase agreement, pursuant to which ECP will purchase, subject to shareholder approval and the satisfaction of certain other conditions, 3.6 million shares of convertible preferred stock of ADA-ES, the proceeds of which will be used by ADA-ES to make equity contributions to Crowfoot pursuant to the joint venture agreement. ADA-ES will file a Form 8-K which will provide additional details on the agreements between ADA-ES and ECP.

Dr. Michael D. Durham, President and CEO of ADA-ES, commented, “We are thrilled to be partnering with ECP. With its $2.25 billion fund established for energy infrastructure projects, ECP is able to provide the resources to help us implement our plans to serve the growing demand in the power plant mercury control market which include building multiple AC production plants.”

Dr. Durham continued, “In addition to ECP’s extensive financial resources, ECP brings significant transaction and project development experience to Crowfoot. Over the years, members of the ECP team have played leading roles in numerous transactions that have collectively involved over 100 separate energy assets and total capitalization in excess of $10 billion. This expertise has been extremely valuable to ADA-ES over the past six months, as we have jointly resolved complex contracting issues related to our engineering contract, off-take agreements, and other aspects of the project.”

Peter Labbat, a Partner from ECP, stated, “We are excited about our partnership with ADA-ES, the leader in mercury emissions control for coal-fired power plants, and our participation in this new market that ADA-ES has played such an important role in developing. We see this as the beginning of a long-term relationship between ECP and ADA-ES, starting with this first AC production facility and growing through additional production lines as the AC market grows.”

Mr. Labbat concluded, “The public remains concerned about mercury in the environment. We are excited to be playing an important role in helping our power generating customers significantly reduce their mercury emissions.”

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, activated carbon, mercury measurement instrumentation, and related services. To meet the needs of the power industry for mercury control, the Company is developing state-of-the-art facilities to produce activated carbon (AC) with the first plant projected to come on-line in 2010. Additionally, the Company is developing technologies for power plants to address issues related to the emissions of carbon dioxide. For more information, visit www.adaes.com.

About Energy Capital Partners

Energy Capital Partners is a private equity firm dedicated to investing in the power generation, midstream gas, renewable and electric transmission sectors of North America’s energy infrastructure. The firm’s management has substantial experience leading successful energy companies and energy infrastructure investments. ECP has offices in Short Hills, N.J., and San Diego, CA. For more information, visit www.ecpartners.com.

Neither the preferred shares to be sold to ECP pursuant to the securities purchase agreement referred to above nor the shares of common stock of ADA-ES issuable upon conversion of the preferred shares have been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange

Commission (SEC) or through an applicable exemption from SEC registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Such forward-looking statements included in this release include statements regarding expected costs and capacity of, financing for, and timing of commencement of operations at, the planned AC facility, future production lines, and growing market demand. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in the costs and timing of construction of the planned AC facility; failure to satisfy funding or other conditions set forth in the joint venture and securities purchase agreements; inability to sign or close acceptable definitive agreements for financing, coal supply or off-take agreements with respect to the facility in a timely manner; availability of raw materials and treatment and storage facilities; changes in laws or regulations, prices, economic conditions and market demand; impact of competition and litigation; operational difficulties; availability of skilled personnel and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and most recent periodic reports on Forms 10-Q and 8-K. You are cautioned not to place undue reliance on our forward-looking statements and to consult filings we make with the SEC for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contact:
ADA-ES, Inc.	-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President		The Equity Group Inc.
Mark H. McKinnies, Senior VP & CFO		www.theequitygroup.com
(303) 734-1727		Melissa Dixon, (212) 836 9613
www.adaes.com		MDixon@equityny.com
Linda Latman, (212) 836-9609
LLatman@equityny.com